UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2013

Ally Financial Inc.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-3754	38-0572512
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Renaissance Center P.O. Box 200 Detroit, Michigan 48265-2000
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 710-4623

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Ally Financial Inc. (“Ally”) previously announced that it had reached an agreement to sell its operations in Europe (“European Operations”) and Latin America (“Latin American Operations”) pursuant to a Purchase and Sale Agreement dated November 21, 2012 between Ally and General Motors Financial Company, Inc. (“GMF”), a wholly owned subsidiary of General Motors Co., as subsequently amended and restated on February 22, 2013 (as amended and restated, the “Purchase and Sale Agreement”), and to sell its 40% interest in a motor vehicle finance joint venture in China (“China JV”) pursuant to a Share Transfer Agreement dated November 21, 2012 between Ally and GMF (the “Share Transfer Agreement”). Additionally, during the fourth quarter of 2012, Ally announced its agreement to sell its Mexican insurance business, ABA Seguros (“Mexican Insurance Business”), to the ACE Group.

On April 1, 2013, Ally completed the sale of its European Operations in Germany, the United Kingdom, Austria, Italy, Switzerland, Sweden, Belgium, and the Netherlands, and its Latin American Operations in Mexico, Colombia, and Chile (collectively, the “Sold Businesses”).

The disposition of the Sold Businesses under the Purchase and Sale Agreement took the form of the sale of equity interests directly and indirectly held by Ally in the entities comprising the Sold Businesses. Ally received approximately $2.6 billion in proceeds, which is comprised of an approximately $2.4 billion payment at closing and $190 million in dividends paid prior to the closing. The proceeds are subject to certain post-closing adjustments based on the actual net asset value of the Sold Businesses and certain other items.

Ally expects the sale of its remaining European Operations including France, its Latin American Operations including Brazil, its China JV, and its Mexican Insurance Business to close in stages throughout 2013, following receipt of all regulatory approvals and satisfaction of other closing conditions with respect to each region. All of Ally’s European Operations and Latin American Operations, its China JV, and its Mexican Insurance Business were classified by Ally as discontinued operations as of December 31, 2012, and their operating results were removed from Ally’s continuing operations and were presented separately as discontinued operations, net of tax, in Ally’s Consolidated Financial Statements, included in Ally’s Annual Report on Form 10-K for the year ended December 31, 2012.

The Purchase and Sale Agreement and the Share Transfer Agreement were filed as Exhibits 10.21 and 10.22, respectively, to Ally’s Annual Report on Form 10-K filed on March 1, 2013.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Report.

Exhibit No.	Description of Exhibits
2.1	Amended and Restated Purchase and Sale Agreement, by and among Ally Financial Inc., General Motors Financial Company, Inc., and General Motors Company, dated November 21, 2012, as amended and restated as of February 22, 2013(incorporated by reference to Exhibit 10.21 to Ally’s Annual Report on Form 10-K filed March 1, 2013)

2.2	Share Transfer Agreement, by and between Ally Financial Inc. and General Motors Financial Company, Inc., dated November 21, 2012 (incorporated by reference to Exhibit 10.22 to Ally’s Annual Report on Form 10-K filed March 1, 2013)

SIGATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc. (Registrant)
Date:	April 2, 2013	By:	/s/ David J. DeBrunner
			Name:	David J. DeBrunner
			Title:	Vice President, Chief Accounting Officer and Controller